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                                                                   Exhibit 14(a)

                         CONSENT OF INDEPENDENT AUDITORS


             We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our report dated December 1, 1998 for MuniYield Michigan Insured Fund, Inc. included in the Registration Statement (Form N-14 No. 333-0000) and related combined Preliminary Proxy Statement and Prospectus of MuniYield Michigan Insured Fund, Inc., MuniVest Michigan Insured Fund, Inc. and MuniHoldings Michigan Insured Fund, Inc. filed with the Securities and Exchange Commission.




                                /s/ Ernst & Young LLP

         MetroPark, New Jersey

         October 1, 1999